Exhibit 99.1
PROG Holdings Closes Purchasing Power Acquisition
SALT LAKE CITY – January 2, 2026 – PROG Holdings, Inc. (NYSE: PRG), the fintech holding company for Progressive Leasing, Four Technologies, and Build, today announced that it has completed its previously announced acquisition of Purchasing Power, a leading voluntary employee benefit program that enables workers to purchase brand-name products and services through automatic payroll deductions or allotments.
"We are excited to officially welcome Purchasing Power to the PROG Holdings family," said Steve Michaels, President and Chief Executive Officer. "This acquisition will strengthen our ability to reach consumers through an employer-based channel and supports our long-standing commitment to improve financial access and inclusion for our customers."
The acquisition expands the reach of PROG’s transparent and flexible payment solutions. Purchasing Power partners with many of the nation’s largest employers—providing more than 7 million employees access to responsible purchasing options and financial wellness tools through a platform integrated directly with payroll systems for seamless transactions and predictable repayment flows. The acquisition also strengthens PROG Holdings’ reach and relationships across its ecosystem as Purchasing Power brings more than 360 employer partnerships.
With the transaction complete, Purchasing Power becomes a wholly owned subsidiary of PROG Holdings. The combined organization expects to leverage shared technology and operational capabilities to expand offerings, strengthen client relationships, deepen customer engagement, and support long-term growth.
Under the terms of the transaction announced on December 1, 2025, PROG Holdings acquired Purchasing Power for $420 million in cash, funded through a combination of cash on hand and debt financing.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE: PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options and inclusive consumer financial products. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Four Technologies, provider of Buy Now, Pay Later payment options through its platform Four, and Build, provider of personal credit building products. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
About Purchasing Power
Purchasing Power is an Atlanta-based voluntary benefit company providing financial wellness solutions to employers, including a leading employee purchase program for consumer products and services using payroll deduction. Helping employees achieve financial flexibility, Purchasing Power is available to millions of people through large companies including Fortune 500s, associations and government agencies.
Forward Looking Statements
Statements in this news release regarding PROG Holdings, Inc. that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "will", "expects" and similar forward-looking terminology. These risks and uncertainties include, among others, the risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025. Statements in this press release that are "forward-looking" include, without limitation, statements regarding the impact of the transaction on the Company’s ability to (i) reach more customers; (ii) strengthen its partner ecosystem; (iii) expand its offerings, including new product offerings; (iv) deepen and increase customer engagement; and (v) support long-term growth. However, there can be no assurance that such expectations will occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contacts
PROG Holdings
Andy Watson
Senior Vice President, Marketing
andy.watson@progleasing.com
Purchasing Power
Nancy Bistritz-Balkan
Vice President, Marketing and Corporate Communications
nbbalkan@purchasingpower.com